Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

BELDEN INC.

AND
THE GUARANTORS NAMED HEREIN,
AND
DEUTSCHE TRUSTEE COMPANY LIMITED,
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of July 21, 2025
to
Indenture
Dated as of March 14, 2018
3.875% Senior Subordinated Notes due 2028

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 21, 2025 is by and among Belden Inc., a Delaware corporation (the “Company”), each existing Guarantor (the “Existing Guarantors”) under the Indenture referred to below, Precision Optical Technologies, Inc., a New York corporation (the “New Guarantor”) and Deutsche Trustee Company Limited, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee the Indenture, dated as of March 14, 2018 (the “Indenture”), by and among the Company, the Existing Guarantors, the Trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar, providing for the issuance of €350,000,000 in aggregate principal amount of the Company’s 3.875% Senior Subordinated Notes due 2028 (the “Notes”); and
WHEREAS, Section 9.01 of the Indenture provides that the Company, the Existing Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.17 or 10.04 thereof, without the consent of the Holders of the Notes; and
WHEREAS, the New Guarantor has determined that it is in its best interests to unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture pursuant to the terms and conditions set forth herein; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, the Existing Guarantors, the New Guarantor and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Existing Guarantors, the New Guarantor and the Trustee, in accordance with their terms, have been duly done and performed.
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Existing Guarantors, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE I
Section 1.01.    The New Guarantor hereby agrees, jointly and severally, with the Existing Guarantors, to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
Section 1.02.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.03.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Existing Guarantors, the New Guarantor and the Trustee.
ARTICLE II
Section 2.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 2.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 2.03.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 2.04.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the date first written above.
BELDEN INC.

By:    /s/ Anne Malyszko
Name: Anne Malyszko
Title: Vice President – Corporate Finance and Treasurer

BELDEN WIRE & CABLE COMPANY LLC
BELDEN HOLDINGS, INC.
CDT INTERNATIONAL HOLDINGS LLC
BELDEN 1993 LLC
PPC BROADBAND, INC.
GARRETTCOM, INC.
PROSOFT TECHNOLOGY, INC.
THINKLOGICAL, LLC
PRECISION OPTICAL TECHNOLOGIES, INC.

By:    /s/ Anne Malyszko
Name: Anne Malyszko
Title: Treasurer

Signature Page to First Supplemental Indenture (2028 Notes)

                        DEUTSCHE TRUSTEE COMPANY LIMITED,
                        as Trustee

By:    /s/ Ed Bond
Name: Ed Bond
Title:     Associate Director

By:    /s/ Iyabode Ayeni
Name:    Iyabode Ayeni
Title:     Associate Director

Signature Page to First Supplemental Indenture (2028 Notes)